EXHIBIT 99.1

Contact: Damon Elder
(949) 270-9207
delder@ahinvestors.com

Griffin-American Healthcare REIT III Meets Minimum Offering, Enters Agreements to Acquire Three Atlanta Medical Office Buildings
Executive stock purchase plans commence

ATLANTA (May 14, 2014) - American Healthcare Investors and Griffin Capital Corporation, the co-sponsors of Griffin-American Healthcare REIT III, Inc., announced today that the REIT reached its minimum offering of $2 million in subscriptions on May 12. As a result, all initial subscribers have been admitted as stockholders of Griffin-American Healthcare REIT III and proceeds from initial subscriptions that had been placed in escrow until the minimum offering was reached have been released by the escrow agent, provided that residents of Washington and Pennsylvania will not be admitted until aggregate subscriptions exceed $20 million and $87.5 million, respectively, in shares sold. These funds are now available to the REIT for the acquisition of real estate assets and other purposes.
Upon receipt of these proceeds, Griffin-American Healthcare REIT III entered into agreements to acquire three medical office buildings located in Greater Atlanta for an aggregate purchase price of approximately $12.1 million. The three buildings include the 16,315-square-foot Country Club Medical Office Building in Stockbridge, the 37,500-square-foot Acworth Medical Complex in Acworth, and the nearly 19,000-square-foot DeKalb Professional Center in Lithonia. The acquisitions are subject to customary closing conditions and the satisfaction of other requirements as detailed in the agreements.
“Each of these medical office buildings is located near, or closely affiliated with, a large hospital system in the heart of a thriving community with growing demand for healthcare services,” said Dan Prosky, a principal of American Healthcare Investors and president and chief operating officer of Griffin-American Healthcare REIT III. “These are among the key traits we seek when evaluating an asset for acquisition, and make these three Atlanta-area medical office buildings ideal acquisitions for Griffin-American Healthcare REIT III.”

As a result of Griffin-American Healthcare REIT III reaching its minimum offering, investments pursuant to the irrevocable stock purchase plans entered into by the REIT’s officers will commence. Under the terms of these plans, chairman and CEO Jeff Hanson, executive vice president and general counsel Mathieu Streiff and Prosky each invest 100 percent of the after-tax cash compensation (salary and annual bonus) they receive as employees of American Healthcare Investors, the REIT’s co-sponsor, directly into shares of Griffin-American Healthcare REIT III. Hanson, Prosky and Streiff were the initial investors in the REIT, having invested an aggregate total of $750,000 upon the REIT being declared effective by the U.S. Securities and Exchange Commission. They are joined by the five division heads of American Healthcare Investors, who have each entered into stock purchase plans wherein they each invest between 10 percent and 15 percent of their after-tax salary into shares of the REIT.

“We share a fundamental belief that the executives responsible for an investment offering should make considerable personal monetary investments that align their interests with those of the stockholders,” said Hanson. “As such, we are pleased to enter into these stock purchase programs and to stand shoulder-to-shoulder with the stockholders we serve.”

The plans, as disclosed in a filing by Griffin-American Healthcare REIT III with the U.S. Securities and Exchange Commission on March 6, 2014, will remain in effect until Griffin-American Healthcare REIT III closes its equity raise or the end of 2014, as the plans must be renewed on an annual basis. All of the personnel who have entered into the stock purchase plans have expressed their intention to renew the plans on an annual basis until the close of the offering.

About American Healthcare Investors LLC
American Healthcare Investors is an investment management firm that specializes in the acquisition and management of healthcare-related real estate, including medical office buildings, skilled nursing facilities, senior housing and hospitals. The company was founded by nationally recognized real estate investment executives Jeff Hanson, Danny Prosky and Mathieu Streiff, who have completed in excess of $18 billion in aggregate acquisition and disposition transactions during their careers, approximately $8 billion of which has been healthcare-related real estate transactions.

American Healthcare Investors is committed to providing investors with access to the potential benefits that healthcare-related real estate ownership can provide. For more information regarding American Healthcare Investors, please visit www.AmericanHealthcareInvestors.com.

About Griffin-American Healthcare REIT III, Inc.
Griffin-American Healthcare REIT III, Inc. intends to qualify as a real estate investment trust for federal income tax purposes. Griffin-American Healthcare REIT III intends to build a balanced and diversified portfolio of healthcare real estate assets, focusing primarily on medical office buildings, senior housing facilities, skilled nursing facilities and hospitals. The REIT is co-sponsored by American Healthcare Investors and Griffin Capital Corporation. For more information regarding Griffin-American Healthcare REIT III, please visit www.HealthcareREIT3.com.

About Griffin Capital Corporation
Griffin Capital Corporation is a privately-owned real estate investment company headquartered in Los Angeles. Led by senior executives each with more than two decades of real estate experience collectively encompassing more than $16 billion of transaction value and 650 transactions, Griffin Capital and its affiliates have acquired or constructed in excess of 17 million square feet of space since 1996. Griffin Capital and its affiliates currently own and manage a portfolio consisting of more than 13.4 million square feet of space, located in 28 states and representing approximately $2.2 billion in asset value based on purchase price. For more information regarding Griffin Capital, please visit www.GriffinCapital.com.

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This release contains certain forward-looking statements with respect to the potential acquisition of Country Club Medical Office Building, Acworth Medical Complex and DeKalb Professional Center by Griffin-American Healthcare REIT III, Inc.; the growing demand for healthcare services in Stockbridge, Acworth and Lithonia, Georgia; whether the location of each of the three properties is advantageous; whether the acquisition of each of the three properties is an ideal acquisition for Griffin-American Healthcare REIT III; and whether the stock purchase plans will be renewed. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the satisfactory completion of due diligence and other requirements to complete the acquisitions; the ability of Griffin-American Healthcare REIT III to raise sufficient funds from its public offering of securities or secure sufficient financing; uncertainties relating to the local economies of Stockbridge, Acworth and Lithonia, Georgia; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties relating to the executives’ renewal of their stock purchase plans after 2014; the uncertainties relating to the implementation of Griffin-American Healthcare REIT III’s real estate investment strategy; and other risk factors as outlined in that company’s prospectus, as amended from time to time, and as detailed from time to time in Griffin-American Healthcare REIT III’s periodic reports, as filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.